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                                                                   EXHIBIT 23.03

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4 - No. 333-     ) and related Prospectus of
United States Filter Corporation for the registration of 51,683,682 shares of its common stock and to the incorporation by reference therein of our report dated January 16, 1998, with respect to the financial statements of The Kinetics Group, Inc. included in the Current Report on Form 8-K/A dated February 6, 1998 of United States Filter Corporation, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP


Walnut Creek, California
May 11, 1998.


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                         Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-________) of United States Filter Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 14, 1997, with respect to the combined financial statements of The Water Filtration Business (a wholly owned business of AMETEK, Inc.) included in the Current Report on Form 8-K of United States Filter Corporation dated May , 1998, filed with the Securities and Exchange Commission.



                                        Ernst & Young LLP


Philadelphia, Pennsylvania
May  , 1998